EXHIBIT 10.8


                               FIRST AMENDMENT TO
                             GROUND LEASE AGREEMENT

         THIS FIRST AMENDMENT TO GROUND LEASE AGREEMENT (the "First Amendment") is made as of July 1, 1997 by and between TATE DODGE, INC., a Maryland corporation ("Landlord"), TATE PROPERTIES, L.L.C. ("New Landlord") and COUNTY NATIONAL BANK, a national bank ("Tenant").

         WHEREAS, on July l, 1996, Landlord and Tenant entered into a Ground Lease Agreement (the "Agreement") whereunder Landlord leased to Tenant the real property known as 7405 Ritchie Highway, Glen Burnie, Maryland;

         WHEREAS, Landlord has transferred the real property that was the subject of the Agreement to New Landlord.

         WHEREAS, Landlord, New Landlord and Tenant desire the New Landlord be substituted for Landlord in the Lease Agreement with New Landlord being subject to all provisions of the Lease Agreement as if New Landlord had originally executed the Lease Agreement as Landlord.

         WHEREAS, Landlord, New Landlord and Tenant desire to amend the Agreement to add certain other real estate owned by New Landlord to the Agreement and to modify the rent due under the Agreement.

         WHEREAS, Landlord, New Landlord and Tenant desire that all provisions of the Agreement that are not specifically amended by the First Amendment shall remain in full force and effect.

         NOW, THEREFORE, in consideration of the mutual benefits to be derived hereunder, along with other good and valuable consideration, all of which the parties acknowledge the adequacy and receipt, the parties hereto, intending to be legally bound, agree as follows:

         1. The name of the Lessor shall be Tate Properties, L.L.C.

         2. All three recitals in the Agreement are deleted in the entirety and the following substituted therefor:

                  WHEREAS, Tenant is a national bank operating in Maryland.

                  WHEREAS, Landlord owns the property known as 7405 Ritchie Highway ("Parcel 1") which includes all property on the southern side of Parcel 1 adjacent to New Jersey Avenue of which New Landlord or its predecessors have and had possession, 7401 Ritchie highway ("Parcel 2") and 206 New Jersey Avenue ("Parcel 3") (each, a "Parcel"), all situate in Anne Arundel County, Maryland (collectively, the "Premises" or "Property") and described in Exhibit l.

         3. The word "Land" is deleted throughout the lease and the words "Property" or "Premises" are substituted therefor.

         4. Paragraph 1 of the Agreement is deleted in its entirety and the following substituted therefor:

                  Landlord does hereby lease, demise and let to Tenant, and Tenant does hereby lease, take and accept from Landlord, pursuant to the terms and conditions hereinafter set forth, the Land and any improvements thereon (the "Improvements"). The term of the Lease and the payment of rent hereunder shall commence for Parcel 1 on June 1, 1996 (the "Commencement Date"). The term of the Lease shall commence on July 1, 1997 for Parcels 2 and 3. The payment of rent for Parcel 2 shall commence on September 1, 1997. The payment of rent for Parcel 3 shall commence on July 1, 1997. The initial term of this lease shall be for five years commencing on June 1, 1996 and ending on May 30, 2001.

         5. Paragraph 2 is deleted in its entirety.

         6. Paragraph 3.A. of the Agreement is deleted in its entirety and the following substituted therefor as new Paragraph 2.A.:

                  Tenant covenants to pay to Landlord, at such place as Landlord shall from time to time direct, basic rent ("Basic Rental") during the original term of this Lease as follows: Commencing on July 1, 1997, and until August 3l, 1997, Four Thousand and Fifty Dollars ($4,050.00) per month; commencing on September 1, 1997, Ten Thousand Three Hundred Dollars ($10,300.00) per month. The Basic Rental is allocated among the various parcels as follows: Parcel 1 - $2,800.00; Parcel 2 - $6,250.00 and Parcel 3 - $1,250.00. These allocations are for Tenant's internal accounting purposes and for apportionate purposes herein. The parties acknowledge that Parcel 1 constitutes 27.2%, Parcel 2 constitutes 60.67% and Parcel 3 constitutes 12.13% of the total Basic Rental.

         7. The second sentence of Paragraph 4 of the Agreement is deleted in its entirety and the following substituted therefor as new Paragraph 3:

         All of the terms and conditions of this Lease shall remain in force during any renewal terms except that the Rent for the first year of the renewal (the "Base Year") shall be $11,000 per month assuming that there has been no apportionment of the Property as provided for in this Agreement.

         8. Paragraph 10 of the Agreement is amended by adding the phrase ", general business office" between the words "bank" and "or" in line 2.

         9. The phrase "other than for the initial construction of the Improvements as described in Exhibit 2 hereto" is deleted.

         10. Paragraph 16.A. is deleted in its entirety and the following is substituted therefor as new Paragraph 15.A.:

                  A. If during the term of this Lease, all or a substantial part of any Improvements and/or of any Parcel shall be taken by eminent domain, then, at the option of the Tenant, the Lease shall terminate as to such Parcel as of the date of such taking, and the rent shall be apportioned to and abate from and after, the date of taking, and Tenant shall have the right to receive any award or damages for such taking (except as set forth in sub-paragraph D hereof) as related to the Improvements taken. For purposes of this Paragraph 16, "a substantial part of any Improvements and/or of any Parcel" shall mean a taking which renders Tenant unable to carry on its business on the Land or on any Parcel in substantially the same manner as previously conducted. Also for purposes of this Paragraph 16, "the rent shall be apportioned" shall mean an apportionment on a daily basis for that part of the month in which the Parcel is taken and the percentage of the initial Basic Rental of the remaining Parcels (as set out in Paragraph 3.A. hereof) bear to the total initial Basic Rental. For example, if there was a taking of Parcel 3 on the 15th of a 30-day month, the rent due by Tenant for the remaining days of that month would be 87.87% of the then monthly Basic Rental. In this example the Basic Rental would be reduced by 12.13% of the then total Basic Rental. If Tenant does not exercise its right to terminate this Lease, the Rent shall be equitably adjusted based on the amount of the Improvements and/or of any Parcel; and Tenant shall have the right to participate in any award or damages for such taking as related to the Improvements taken.

         1l. Paragraph 16.B. is deleted in its entirety and the following is substituted therefor as new Paragraph 15.B.:

                  B. If during the term of this Lease, less than a substantial part of any Improvement or of any Parcel, (as hereinbefore defined) shall be taken by eminent domain, this Lease shall remain in full force and effect according to its terms, except that the Basic Rental shall be equitably adjusted based on the amount of the Improvements and/or Parcel taken; and Tenant shall have the right to participate in any award or damages for such taking as related to the Improvements.

         12. Paragraph 21 is deleted in its entirety and the following is substituted therefor as new Paragraph 20:

                        ADDITIONAL REMEDIES OF LANDLORD.
                        --------------------------------

                  A. In the event that this Lease is terminated in the manner set forth in Section 20 hereof, or by court proceedings or otherwise, or if any Parcel shall be abandoned by Tenant during the term hereof, Landlord may for its own account, relet the whole or any portion of said Parcel for any period equal to or greater or less than the remainder of the original terms of this Lease for any sum which it may deem reasonable, to any tenants which it may deem suitable and satisfactory, and for any use and purposes which it may deem appropriate, but in no event shall Landlord be under any obligation to relet any Parcel for any purpose which Landlord may regard as injurious to the Land, or to any tenant which Landlord, in the exercise of reasonable discretion shall deem to be objectionable. In the event of such termination of this Lease or if any Parcel is abandoned, or in the event of any event of default mentioned in Section 20 hereof, and whether or not the Parcel be relet, and whether this Lease be terminated or not, Landlord shall be entitled to recover of Tenant, and Tenant hereby agrees to pay to Landlord as damages, the following:

                     (1) An amount equal to the amount to the rent reserved under this Lease for such Parcel as apportioned in Paragraph 3.A. hereof, less the rent, if any, collected by Landlord on reletting the Parcel, which shall be due and payable by Tenant to Landlord on the several days on which the rent herein reserved would have become payable under this Lease.

                     (2) An amount equal to the cost

                        (a) of placing the Parcel in the condition in which Tenant has agreed to surrender it to Landlord; and

                        (b) of performing any other covenant herein contained which Tenant has agreed to perform, other than the covenant to pay rent.

                  B. The damages mentioned in this Paragraph 21 shall become immediately due and payable by Tenant to Landlord upon the termination of this Lease. Without any previous notice or demand, separate actions may be maintained by Landlord against Tenant from time to time to recover any damages which, at the commencement of any such action, have then or theretofore become due and payable to Landlord under this
         Section 21, without waiting until the end of the term of this Lease.

         13. Paragraph 31(a) is amended to delete the reference to "Tate Dodge, Inc." and insert therefor the following:

                             Tate Properties, L.L.C.
                             Four Kuethe Road, N.E.
                             Glen Burnie, Maryland 21068-1178

         14. The parties hereto agree that all provisions of the Lease Agreement that are not specifically amended by the First Amendment are in full force and effect and will be binding upon New Landlord and Tenant including Paragraph 40. New Landlord and Tenant agree and acknowledge that the consideration contained herein constitutes adequate consideration for the option to purchase contained in Paragraph 40 and that the option runs for New Landlord to Tenant.

ATTEST:                                 TATE DODGE, INC.



/s/                                     By:  /s/ Creston G. Tate, President
------------------------------------         -----------------------------------
                                             Creston G. Tate, President

ATTEST:                                 TATE PROPERTIES, L.L.C.



/s/                                     By:  /s/ Creston G. Tate,
------------------------------------         -----------------------------------
President                                    Creston G. Tate, President




ATTEST:                                 COUNTY NATIONAL BANK


/s/                                     By:  /s/ Jan W. Clark,
------------------------------------         -----------------------------------
President                                    Jan W. Clark, President

                                    EXHIBIT 1

                                    PARCEL 1
                                    --------

         BEING known and designated as Lots Nos. Five (5) and Six (6), in Block 72A, on Plat No. 6, and part of Plat No. 5, of Glen Burnie, amended January, 1938, and filed in Cabinet 1, Rod A-7, No. 7, which said lots are located at the Northeast corner of the Governor Ritchie Highway and Third Avenue, North, have a combined frontage of 112.82 feet on the Southeasternmost side of said highway and depth of 158.51 feet on the Northernmost side of Third Avenue North. The address of Parcel 1 is 7405 Ritchie Highway and the deed referenced is 7926/684. Parcel 1 includes all property on the southern side of Parcel 1 adjacent to New Jersey Avenue of which New Landlord and its predecessors had possession.

                                    PARCEL 2
                                    --------

         BEING the same property described in a Deed from Timothy Manning Hall to the Grantors herein, dated September 24, 1992 and recorded among the Land Records of Anne Arundel County in Liber 5770, folio 746. The address of Parcel 2 is 206 New Jersey Avenue, N.E. and the deed reference is 7949/100.

                                    PARCEL 3
                                    --------

         All those lots or parcels of land situated in the Fifth Election District of Anne Arundel County, State of Maryland, being known and designated as Lots Nos. 1, 2, 3, and 4, in Block No. 72-A, as shown on Amended Plat of Part of Glen Burnie, recorded among the Land Records of Anne Arundel County in Plat Cabinet No. 1, Rod A-7, Plat No. 7, and also being that property shown on plat recorded among the Land Records of Anne Arundel County in Liber 3100, Page 898. Being that property which, by deed dated September 21, 1953, and recorded among the Land Records of Anne Arundel County in Liber J.J.H. No. 784, Page 372, was granted and conveyed by Robert Chuckrow Construction Co., Inc. to Jefferson Standard Life Insurance Company. The address of Parcel 3 is 7401 Ritchie Highway and the deed reference is 7476/383.